Exhibit 23.10

CONSENT OF TERENCE MCNULTY

I consent to the use of my name, or any quotation from, or factual summarization of, Sections 13, 17, and my contributions to Section 21 of the Preliminary Feasibility Study entitled “Preliminary Feasibility Study for the Sheep Mountain Project, Fremont County, Wyoming, USA” dated December 31, 2021, prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2021 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654 and 333-254559), and any amendments or supplements thereto.

I further consent to the filing of the preliminary feasibility study as an exhibit to the 10-K.

/s/ Terence McNulty
Terence McNulty, PE, PhD

Date: March 15, 2022